                                   EXHIBIT 5.1

                       [Letterhead of The Otto Law Group]


February 4, 2005


Ivan Zweig
Chief Executive Officer
17194 Preston Rd., Suite 102
P.O. Box 341
Dallas, TX 75248

        Re: Registration of Common Stock of Mailkey Corporation, a Nevada corporation ("Mailkey").

Ladies and Gentlemen:

        For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 9,990,000 shares of common stock of Mailkey in connection with the 2001 Employee Stock Compensation Plan, as amended (the "Plan"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the Plan and the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Mailkey's common stock.

        We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                  Very truly yours,

                                  THE OTTO LAW GROUP, PLLC

                                  /s/ The Otto Law Group, PLLC
                                  -------------------------------